Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	January 29, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: January 31, 2007

•	Initial valuation date: January 26, 2007

•	Final valuation date: January 25, 2008

•	Maturity date: January 30, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 5.21%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Archer- Daniels- Midland Company	$31.53	PS-7	ADM	$6,000,000	9.75%	80.00%	97.50%	$5,850,000	2.50%	$150,000.00	E-256	06738C VF 3/ US06738CVF30
Abercrombie & Fitch Co.	$78.92	PS-8	ANF	$1,500,000	10.00%	75.00%	97.50%	$1,462,500	2.50%	$37,500.00	E-258	06738C VH 9/ US06738CVH95
Chesapeake Energy Corporation	$29.00	PS-9	CHK	$2,000,000	10.00%	80.00%	97.00%	$1,940,000	3.00%	$60,000.00	E-260	06738C VK 2/ US06738CVK25
Chico’s FAS, Inc.	$20.90	PS-10	CHS	$1,000,000	11.25%	70.00%	97.50%	$975,000	2.50%	$25,000.00	E-261	06738C VL 0/ US06738CVL08
Diamond Offshore Drilling, Inc.	$81.04	PS-11	DO	$2,000,000	11.00%	75.00%	97.00%	$1,940,000	3.00%	$60,000.00	E-263	06738C VN 6/ US06738CVN63
Ford Motor Company	$8.42	PS-12	F	$1,000,000	11.75%	70.00%	97.50%	$975,000	2.50%	$25,000.00	E-264	06738C VP 1/ US06738CVP12
Freeport- McMoRan Copper & Gold Inc.	$58.49	PS-13	FCX	$3,000,000	12.25%	75.00%	97.50%	$2,925,000	2.50%	$75,000.00	E-265	06738C VQ 9/ US06738CVQ94
Corning Incorporated	$21.20	PS-14	GLW	$2,000,000	10.75%	75.00%	97.50%	$1,950,000	2.50%	$50,000.00	E-267	06738C VS 5/ US06738CVS50
Occidental Petroleum Corporation	$45.64	PS-16	OXY	$1,000,000	9.75%	80.00%	97.50%	$975,000	2.50%	$25,000.00	E-268	06738C VT 3/ US06738CVT34

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page PS-2 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH

NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•	For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•	For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.23	$11.95	$12.52
June 29, 2001	$13.52	$10.24	$12.38
September 28, 2001	$14.10	$11.60	$12.59
December 31, 2001	$15.80	$11.80	$14.35
March 29, 2002	$14.85	$12.95	$13.93
June 28, 2002	$14.67	$12.48	$12.79
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
January 26, 2007*	$33.00	$30.46	$31.53

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $31.53

Protection level: 80.00%

Protection price: $25.22

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.715826

Coupon: 9.75% per annum

Maturity: January 30, 2008

Dividend yield: 1.27% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.75%	101.27%
+ 90%		9.75%	91.27%
+ 80%		9.75%	81.27%
+ 70%		9.75%	71.27%
+ 60%		9.75%	61.27%
+ 50%		9.75%	51.27%
+ 40%		9.75%	41.27%
+ 30%		9.75%	31.27%
+ 20%		9.75%	21.27%
+ 10%		9.75%	11.27%
+ 5%		9.75%	6.27%
0%		9.75%	1.27%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-3.73%
- 10%	9.75%	-0.25%	-8.73%
- 20%	9.75%	-10.25%	-18.73%
- 30%	N/A	-20.25%	-28.73%
- 40%	N/A	-30.25%	-38.73%
- 50%	N/A	-40.25%	-48.73%
- 60%	N/A	-50.25%	-58.73%
- 70%	N/A	-60.25%	-68.73%
- 80%	N/A	-70.25%	-78.73%
- 90%	N/A	-80.25%	-88.73%
- 100%	N/A	-90.25%	-98.73%

Abercrombie & Fitch Co.

According to publicly available information, Abercrombie & Fitch Co. (the “Company”), a Delaware corporation, is a specialty retailer that operates stores selling casual apparel; such as knit shirts, graphic t-shirts, jeans, woven shirts, shorts; personal care and other accessories for men, women and kids under the Abercrombie & Fitch, abercrombie, Hollister and RUEHL brands. As of January 28, 2006, the Company operated 851 stores in the United States and Canada.

The linked share’s SEC file number is 1-12107.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$35.75	$17.75	$32.70
June 29, 2001	$47.50	$29.50	$44.50
September 28, 2001	$45.45	$16.21	$17.59
December 31, 2001	$27.64	$16.55	$26.53
March 29, 2002	$31.80	$22.41	$30.80
June 28, 2002	$33.85	$22.77	$24.12
September 30, 2002	$27.10	$19.24	$19.67
December 31, 2002	$26.33	$15.00	$20.46
March 31, 2003	$30.89	$20.66	$30.03
June 30, 2003	$33.65	$25.85	$28.41
September 30, 2003	$33.65	$26.77	$27.71
December 31, 2003	$32.30	$23.09	$24.71
March 31, 2004	$34.27	$23.07	$33.84
June 30, 2004	$39.46	$30.25	$38.75
September 30, 2004	$38.70	$27.42	$31.50
December 31, 2004	$47.42	$31.52	$46.95
March 31, 2005	$58.28	$45.82	$57.24
June 30, 2005	$71.00	$52.21	$68.70
September 30, 2005	$74.10	$44.17	$49.85
December 30, 2005	$66.54	$45.65	$65.18
March 31, 2006	$70.93	$54.60	$58.30
June 30, 2006	$65.19	$53.65	$55.43
September 29, 2006	$72.23	$49.98	$69.48
December 29, 2006	$79.42	$65.75	$69.63
January 26, 2007*	$81.22	$69.74	$78.92

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANF

Initial price: $78.92

Protection level: 75.00%

Protection price: $59.19

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.671059

Coupon: 10.00% per annum

Maturity: January 30, 2008

Dividend yield: 0.89% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		10.00%	100.89%
+ 90%		10.00%	90.89%
+ 80%		10.00%	80.89%
+ 70%		10.00%	70.89%
+ 60%		10.00%	60.89%
+ 50%		10.00%	50.89%
+ 40%		10.00%	40.89%
+ 30%		10.00%	30.89%
+ 20%		10.00%	20.89%
+ 10%		10.00%	10.89%
+ 5%		10.00%	5.89%
0%		10.00%	0.89%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.11%
- 10%	10.00%	0.00%	-9.11%
- 20%	10.00%	-10.00%	-19.11%
- 30%	N/A	-20.00%	-29.11%
- 40%	N/A	-30.00%	-39.11%
- 50%	N/A	-40.00%	-49.11%
- 60%	N/A	-50.00%	-59.11%
- 70%	N/A	-60.00%	-69.11%
- 80%	N/A	-70.00%	-79.11%
- 90%	N/A	-80.00%	-89.11%
- 100%	N/A	-90.00%	-99.11%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 33,700 producing oil and natural gas wells that are currently producing approximately 1.69 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, developing and acquiring onshore natural gas reserves in the U.S. east of the Rocky Mountains. The Company’s most important operating area has historically been in various conventional plays in the Mid-Continent region, which includes Oklahoma, Arkansas, Kansas and the Texas Panhandle. At September 30, 2006, 47% of its proved oil and natural gas reserves were located in the Mid-Continent region. During the past four years, the Company has also built significant positions in various conventional and unconventional plays in the South Texas and Texas Gulf Coast regions, the Permian Basin of West Texas and eastern New Mexico, the Barnett Shale area of North Texas, the Ark-La-Tex area of East Texas and northern Louisiana, the Appalachian Basin in West Virginia, eastern Kentucky, eastern Ohio and southern New York, the Caney and Woodford Shales in southeastern Oklahoma, the Fayetteville Shale in Arkansas, the Barnett and Woodford Shales in West Texas and the Conasauga, Floyd and Chattanooga Shales of Alabama.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.02	$7.70	$8.85
June 29, 2001	$9.45	$6.20	$6.80
September 28, 2001	$6.96	$4.50	$5.65
December 31, 2001	$7.58	$5.26	$6.61
March 29, 2002	$7.78	$5.05	$7.74
June 28, 2002	$8.55	$6.81	$7.20
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
January 26, 2007*	$30.11	$27.27	$29.00

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $29.00

Protection level: 80.00%

Protection price: $23.20

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.482759

Coupon: 10.00% per annum

Maturity: January 30, 2008

Dividend yield: 0.79% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		10.00%	100.79%
+ 90%		10.00%	90.79%
+ 80%		10.00%	80.79%
+ 70%		10.00%	70.79%
+ 60%		10.00%	60.79%
+ 50%		10.00%	50.79%
+ 40%		10.00%	40.79%
+ 30%		10.00%	30.79%
+ 20%		10.00%	20.79%
+ 10%		10.00%	10.79%
+ 5%		10.00%	5.79%
0%		10.00%	0.79%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.21%
- 10%	10.00%	0.00%	-9.21%
- 20%	10.00%	-10.00%	-19.21%
- 30%	N/A	-20.00%	-29.21%
- 40%	N/A	-30.00%	-39.21%
- 50%	N/A	-40.00%	-49.21%
- 60%	N/A	-50.00%	-59.21%
- 70%	N/A	-60.00%	-69.21%
- 80%	N/A	-70.00%	-79.21%
- 90%	N/A	-80.00%	-89.21%
- 100%	N/A	-90.00%	-99.21%

Chico’s FAS, Inc.

According to publicly available information, Chico’s FAS, Inc. (the “Company”) is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items under the Chico’s, White House|Black Market, Soma by Chico’s and Fitigues brand names. As of March 17, 2006, the Company operated 784 retail stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico. The retail stores operate under various names, including Chico’s, White House | Black Market, Soma by Chico’s and Fitigues.

The linked share’s SEC file number is 0-21258.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	$6.12	$4.16	$4.96
September 28, 2001	$6.50	$3.42	$3.93
December 31, 2001	$7.00	$3.79	$6.62
March 29, 2002	$9.28	$6.21	$8.43
June 28, 2002	$10.50	$7.38	$9.08
September 30, 2002	$9.62	$6.51	$7.97
December 31, 2002	$11.87	$7.13	$9.46
March 31, 2003	$10.25	$8.38	$10.00
June 30, 2003	$12.25	$9.40	$10.53
September 30, 2003	$16.97	$10.25	$15.32
December 31, 2003	$19.70	$15.28	$18.48
March 31, 2004	$23.80	$17.95	$23.20
June 30, 2004	$23.40	$18.68	$22.58
September 30, 2004	$22.91	$16.91	$17.10
December 31, 2004	$23.38	$17.14	$22.77
March 31, 2005	$30.25	$21.80	$28.26
June 30, 2005	$35.39	$24.60	$34.28
September 30, 2005	$41.67	$30.60	$36.80
December 30, 2005	$46.32	$35.96	$43.93
March 31, 2006	$49.40	$37.10	$40.64
June 30, 2006	$41.29	$26.35	$26.98
September 29, 2006	$27.20	$17.27	$21.53
December 29, 2006	$24.98	$20.55	$20.69
January 26, 2007*	$22.77	$20.10	$20.90

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHS

Initial price: $20.90

Protection level: 70.00%

Protection price: $14.63

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.846890

Coupon: 11.25% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		11.25%	100.00%
+ 90%		11.25%	90.00%
+ 80%		11.25%	80.00%
+ 70%		11.25%	70.00%
+ 60%		11.25%	60.00%
+ 50%		11.25%	50.00%
+ 40%		11.25%	40.00%
+ 30%		11.25%	30.00%
+ 20%		11.25%	20.00%
+ 10%		11.25%	10.00%
+ 5%		11.25%	5.00%
0%		11.25%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.25%	6.25%	-5.00%
- 10%	11.25%	1.25%	-10.00%
- 20%	11.25%	-8.75%	-20.00%
- 30%	11.25%	-18.75%	-30.00%
- 40%	N/A	-28.75%	-40.00%
- 50%	N/A	-38.75%	-50.00%
- 60%	N/A	-48.75%	-60.00%
- 70%	N/A	-58.75%	-70.00%
- 80%	N/A	-68.75%	-80.00%
- 90%	N/A	-78.75%	-90.00%
- 100%	N/A	-88.75%	-100.00%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), including its consolidated subsidiaries, is global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore, which we expect to be completed in the first quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$45.65	$34.56	$39.35
June 29, 2001	$44.74	$32.15	$33.05
September 28, 2001	$33.79	$22.83	$25.22
December 31, 2001	$31.59	$23.67	$30.40
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
January 26, 2007*	$82.55	$73.55	$81.04

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $81.04

Protection level: 75.00%

Protection price: $60.78

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.339585

Coupon: 11.00% per annum

Maturity: January 30, 2008

Dividend yield: 2.47% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return

Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		11.00%	102.47%
+ 90%		11.00%	92.47%
+ 80%		11.00%	82.47%
+ 70%		11.00%	72.47%
+ 60%		11.00%	62.47%
+ 50%		11.00%	52.47%
+ 40%		11.00%	42.47%
+ 30%		11.00%	32.47%
+ 20%		11.00%	22.47%
+ 10%		11.00%	12.47%
+ 5%		11.00%	7.47%
0%		11.000%	2.47%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-2.53%
- 10%	11.00%	1.00%	-7.53%
- 20%	11.00%	-9.00%	-17.53%
- 30%	N/A	-19.00%	-27.53%
- 40%	N/A	-29.00%	-37.53%
- 50%	N/A	-39.00%	-47.53%
- 60%	N/A	-49.00%	-57.53%
- 70%	N/A	-59.00%	-67.53%
- 80%	N/A	-69.00%	-77.53%
- 90%	N/A	-79.00%	-87.53%
- 100%	N/A	-89.00%	-97.53%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, that had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles.

Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$31.30	$23.75	$28.12
June 29, 2001	$31.42	$23.77	$24.55
September 28, 2001	$25.93	$14.70	$17.35
December 31, 2001	$19.08	$14.83	$15.72
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
January 26, 2007*	$8.62	$7.43	$8.42

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $8.42

Protection level: 70.00%

Protection price: $5.89

Physical delivery amount: 118 ($1,000/Initial price)

Fractional shares: 0.764846

Coupon: 11.75% per annum

Maturity: January 30, 2008

Dividend yield: 1.78% per annum

Coupon amount monthly: $9.79

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		11.75%	101.78%
+ 90%		11.75%	91.78%
+ 80%		11.75%	81.78%
+ 70%		11.75%	71.78%
+ 60%		11.75%	61.78%
+ 50%		11.75%	51.78%
+ 40%		11.75%	41.78%
+ 30%		11.75%	31.78%
+ 20%		11.75%	21.78%
+ 10%		11.75%	11.78%
+ 5%		11.75%	6.78%
0%		11.75%	1.78%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.75%	6.75%	-3.22%
- 10%	11.75%	1.75%	-8.22%
- 20%	11.75%	-8.25%	-18.22%
- 30%	11.75%	-18.25%	-28.22%
- 40%	N/A	-28.25%	-38.22%
- 50%	N/A	-38.25%	-48.22%
- 60%	N/A	-48.25%	-58.22%
- 70%	N/A	-58.25%	-68.22%
- 80%	N/A	-68.25%	-78.22%
- 90%	N/A	-78.25%	-88.22%
- 100%	N/A	-88.25%	-98.22%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$14.68	$8.31	$13.05
June 29, 2001	$17.15	$11.05	$11.05
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
January 26, 2007*	$58.56	$48.98	$58.49

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $58.49

Protection level: 75.00%

Protection price: $43.87

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.096940

Coupon: 12.25% per annum

Maturity: January 30, 2008

Dividend yield: 8.12% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		12.25%	108.12%
+ 90%		12.25%	98.12%
+ 80%		12.25%	88.12%
+ 70%		12.25%	78.12%
+ 60%		12.25%	68.12%
+ 50%		12.25%	58.12%
+ 40%		12.25%	48.12%
+ 30%		12.25%	38.12%
+ 20%		12.25%	28.12%
+ 10%		12.25%	18.12%
+ 5%		12.25%	13.12%
0%		12.25%	8.12%

		Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	3.12%
- 10%	12.25%	2.25%	-1.88%
- 20%	12.25%	-7.75%	-11.88%
- 30%	N/A	-17.75%	-21.88%
- 40%	N/A	-27.75%	-31.88%
- 50%	N/A	-37.75%	-41.88%
- 60%	N/A	-47.75%	-51.88%
- 70%	N/A	-57.75%	-61.88%
- 80%	N/A	-67.75%	-71.88%
- 90%	N/A	-77.75%	-81.88%
- 100%	N/A	-87.75%	-91.88%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$72.19	$19.66	$20.69
June 29, 2001	$27.45	$12.60	$16.71
September 28, 2001	$17.08	$8.24	$8.82
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
January 26, 2007*	$21.71	$18.16	$21.20

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $21.20

Protection level: 75.00%

Protection price: $15.90

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.169811

Coupon: 10.75% per annum

Maturity: January 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		10.75%	100.00%
+ 90%		10.75%	90.00%
+ 80%		10.75%	80.00%
+ 70%		10.75%	70.00%
+ 60%		10.75%	60.00%
+ 50%		10.75%	50.00%
+ 40%		10.75%	40.00%
+ 30%		10.75%	30.00%
+ 20%		10.75%	20.00%
+ 10%		10.75%	10.00%
+ 5%		10.75%	5.00%
0%		10.75%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-5.00%
- 10%	10.75%	0.75%	-10.00%
- 20%	10.75%	-9.25%	-20.00%
- 30%	N/A	-19.25%	-30.00%
- 40%	N/A	-29.25%	-40.00%
- 50%	N/A	-39.25%	-50.00%
- 60%	N/A	-49.25%	-60.00%
- 70%	N/A	-59.25%	-70.00%
- 80%	N/A	-69.25%	-80.00%
- 90%	N/A	-79.25%	-90.00%
- 100%	N/A	-89.25%	-100.00%

Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil and natural gas. The Company’s domestic oil and gas operations are located in Elk Hills and other smaller locations in California, the Hugoton field in Kansas and Oklahoma, the Permian Basin in west Texas and New Mexico, the Gulf of Mexico and western Colorado. International operations are located in Colombia, Ecuador, Libya, Oman, Pakistan, Qatar, Russia, the United Arab Emirates (UAE) and Yemen. The Company also has exploration interests in several other countries. The chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 24 sites in the United States.

The linked share’s SEC file number is 1-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$13.25	$10.94	$12.38
June 29, 2001	$15.55	$12.03	$13.30
September 28, 2001	$14.43	$10.95	$12.17
December 31, 2001	$13.60	$11.60	$13.27
March 29, 2002	$14.60	$12.15	$14.58
June 28, 2002	$15.38	$14.03	$15.00
September 30, 2002	$15.23	$11.49	$14.19
December 31, 2002	$15.37	$13.24	$14.23
March 31, 2003	$15.37	$13.59	$14.98
June 30, 2003	$17.20	$14.83	$16.78
September 30, 2003	$17.92	$15.33	$17.62
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
January 26, 2007*	$48.83	$42.06	$45.64

*	High, low and closing prices are for the period starting January 2, 2007 and ending January 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $45.64

Protection level: 80.00%

Protection price: $36.51

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.910605

Coupon: 9.75% per annum

Maturity: January 30, 2008

Dividend yield: 1.75% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.75%	101.75%
+ 90%		9.75%	91.75%
+ 80%		9.75%	81.75%
+ 70%		9.75%	71.75%
+ 60%		9.75%	61.75%
+ 50%		9.75%	51.75%
+ 40%		9.75%	41.75%
+ 30%		9.75%	31.75%
+ 20%		9.75%	21.75%
+ 10%		9.75%	11.75%
+ 5%		9.75%	6.75%
0%		9.75%	1.75%
		Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-3.25%
- 10%	9.75%	-0.25%	-8.25%
- 20%	9.75%	-10.25%	-18.25%
- 30%	N/A	-20.25%	-28.25%
- 40%	N/A	-30.25%	-38.25%
- 50%	N/A	-40.25%	-48.25%
- 60%	N/A	-50.25%	-58.25%
- 70%	N/A	-60.25%	-68.25%
- 80%	N/A	-70.25%	-78.25%
- 90%	N/A	-80.25%	-88.25%
- 100%	N/A	-90.25%	-98.25%